Assured Guaranty Ltd.
December 31, 2017
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (AGL and, together with its subsidiaries, Assured Guaranty or the Company) with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2017.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences;(15) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (16) difficulties with the execution of Assured Guaranty’s business strategy; (17) loss of key personnel; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risk factors identified in AGL's filings with the SEC; (21) other risks and uncertainties that have not been identified at this time and; (22) management’s response to these factors. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights (1 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss)	$52	$197	$730	$881
Non-GAAP operating income(1)	91	139	661	895
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) (net of tax provision (benefit) of $1, $9, $6 and $7) included in non-GAAP operating income	2	16	11	12

Net income (loss) per diluted share	$0.44	$1.49	$5.96	$6.56
Non-GAAP operating income per diluted share(1)	0.77	1.05	5.41	6.68
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	0.02	0.12	0.10	0.10

Weighted average shares outstanding
Basic shares outstanding	117.1	130.0	120.6	133.0
Diluted shares outstanding (1)	118.9	131.7	122.3	134.1

Effective tax rate on net income	66.6%	27.6%	26.3%	13.4%
Effective tax rate on non-GAAP operating income (3)	48.4%	26.6%	22.5%	14.3%
Effect of FG VIE consolidation included in effective tax rate on non-GAAP operating income	(0.5)%	1.3%	0.2%	0.4%

Return on equity (ROE) calculations (4):
GAAP ROE	3.0%	12.0%	10.9%	14.0%
Non-GAAP Operating ROE (1)	5.6%	8.7%	10.2%	14.5%
Effect of FG VIE consolidation on non-GAAP operating ROE	0.2%	1.1%	0.1%	0.2%

New business:
Gross written premiums (GWP)	$72	$83	$307	$154
Present value of new business production (PVP) (1)	77	85	289	214
Gross par written	4,776	5,643	18,024	17,854

			As of
			December 31,	December 31,
			2017	2016
Shareholders' equity			$6,839	$6,504
Non-GAAP operating shareholders' equity (1)			6,521	6,386
Non-GAAP adjusted book value (1)			9,020	8,506
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			5	(7)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(14)	(24)

Shares outstanding at the end of period			116.0	128.0

Shareholders' equity per share			$58.95	$50.82
Non-GAAP operating shareholders' equity per share (1)			56.20	49.89
Non-GAAP adjusted book value per share (1)			77.74	66.46
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity			0.03	(0.06)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value			(0.12)	(0.18)

Net debt service outstanding			$401,118	$437,535
Net par outstanding			264,952	296,318
Claims-paying resources (5)			11,752	11,701

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Non-GAAP diluted shares outstanding were the same as diluted shares calculated in accordance with accounting principles generally accepted in the United States of America (GAAP) since both net income and non-GAAP operating income were positive for all periods.

3)	Represents the ratio of non-GAAP operating provision for income taxes to non-GAAP operating income before income taxes.

4)	Quarterly ROE calculations represent annualized returns. See page 7 for additional information on calculation.

5)	See page 9 for additional detail on claims-paying resources.

Assured Guaranty Ltd.
Selected Financial Highlights (2 of 2)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Effect of refundings and terminations on GAAP measures:
Net earned premiums, pre-tax	$82	$137	$286	$469
Net change in fair value of credit derivatives, pre-tax	0	31	26	123

Net income effect	53	117	212	452
Net income per diluted share	0.44	0.88	1.73	3.37

Effect of refundings and terminations on non-GAAP measures:
Operating net earned premiums and credit derivative revenues(1), pre-tax	82	150	286	506
Non-GAAP operating income(1) effect	53	103	190	392
Non-GAAP operating income per diluted share (1)	0.44	0.78	1.55	2.92

Gain (loss) related to FG VIE consolidation included in the effect of refundings and terminations above for the following measures:
Net earned premiums, pre-tax	—	—	—	1
Net income and non-GAAP operating income, after-tax	—	—	—	1
Net income and non-GAAP operating income, after-tax, per diluted share	—	—	—	0.00

1)
Consolidated statement of operations items mentioned in this Financial Supplement that are described as operating (i.e. operating net earned premiums) are non-GAAP measures and represent components of non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in the explanation of Non-GAAP Financial Measures at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	December 31,	December 31,
	2017	2016
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,674	$10,233
Short-term investments, at fair value	627	590
Other invested assets	94	162
Total investment portfolio	11,395	10,985

Cash	144	118
Premiums receivable, net of commissions payable	915	576
Ceded unearned premium reserve	119	206
Deferred acquisition costs	101	106
Reinsurance recoverable on unpaid losses	44	80
Salvage and subrogation recoverable	572	365
Credit derivative assets	2	13
Deferred tax asset, net	98	497
Current income tax receivable	21	12
Financial guaranty variable interest entities (FG VIE) assets, at fair value	700	876
Other assets	322	317
Total assets	$14,433	$14,151

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$3,475	$3,511
Loss and loss adjustment expense reserve	1,444	1,127
Reinsurance balances payable, net	61	64
Long-term debt	1,292	1,306
Credit derivative liabilities	271	402
FG VIE liabilities with recourse, at fair value	627	807
FG VIE liabilities without recourse, at fair value	130	151
Other liabilities	294	279
Total liabilities	7,594	7,647

Shareholders' equity:
Common stock	1	1
Additional paid-in capital	573	1,060
Retained earnings	5,892	5,289
Accumulated other comprehensive income (AOCI)	372	149
Deferred equity compensation	1	5
Total shareholders' equity	6,839	6,504
Total liabilities and shareholders' equity	$14,433	$14,151

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Net earned premiums	$178	$236	$690	$864
Net investment income	96	117	418	408
Net realized investment gains (losses)	(14)	(24)	40	(29)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(29)	(18)	(10)	29
Net unrealized gains (losses)	34	92	121	69
Net change in fair value of credit derivatives	5	74	111	98
Fair value gains (losses) on committed capital securities (CCS)	2	50	(2)	0
Fair value gains (losses) on FG VIEs	5	27	30	38
Bargain purchase gain and settlement of pre-existing relationships	—	—	58	259
Other income (loss)	9	(10)	394	39
Total revenues	281	470	1,739	1,677
Expenses:
Loss and loss adjustment expenses (LAE)	34	112	388	295
Amortization of deferred acquisition costs	6	5	19	18
Interest expense	24	25	97	102
Other operating expenses	61	57	244	245
Total expenses	125	199	748	660
Income (loss) before income taxes	156	271	991	1,017
Provision (benefit) for income taxes	104	74	261	136
Net income (loss)	$52	$197	$730	$881

Earnings per share:
Basic	$0.44	$1.51	$6.05	$6.61
Diluted	$0.44	$1.49	$5.96	$6.56

Assured Guaranty Ltd.
Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation
(dollars in millions)

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Three Months Ended December 31, 2017 and December 31, 2016

	Three Months Ended			Three Months Ended
	December 31, 2017			December 31, 2016
	Non-GAAP Operating Income Adjustments (1)		Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—		$(3)	$—	$(4)
Net investment income	—		(1)	—	(1)
Net realized investment gains (losses)	(14)		—	(24)	—
Net change in fair value of credit derivatives	1		—	64	—
Fair value gains (losses) on CCS	2		—	50	—
Fair value gains (losses) on FG VIEs	—		5	—	27
Other income (loss)	8		0	(13)	0
Total revenue adjustments	(3)		1	77	22
Adjustments to expenses:
Loss expense	18		(2)	(5)	(3)
Total expense adjustments	18		(2)	(5)	(3)
Pre-tax adjustments	(21)		3	82	25
Tax effect of adjustments	18	(3)	1	24	9
After-tax adjustments	$(39)		$2	$58	$16

Non-GAAP Operating Income Adjustments and Effect of FG VIE Consolidation for the Year Ended December 31, 2017 and December 31, 2016

	Year Ended			Year Ended
	December 31, 2017			December 31, 2016
	Non-GAAP Operating Income Adjustments (1)		Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—		$(15)	$—	$(16)
Net investment income	—		(5)	8	(10)
Net realized investment gains (losses)	40		—	(29)	—
Net change in fair value of credit derivatives	86		—	49	—
Fair value gains (losses) on CCS	(2)		—	0	—
Fair value gains (losses) on FG VIEs	—		30	—	38
Other income (loss)	57		0	(34)	0
Total revenue adjustments	181		10	(6)	12
Adjustments to expenses:
Loss expense	43		(7)	20	(7)
Other operating expenses	—		—	1	—
Total expense adjustments	43		(7)	21	(7)
Pre-tax adjustments	138		17	(27)	19
Tax effect of adjustments	69	(3)	6	(13)	7
After-tax adjustments	$69		$11	$(14)	$12

1)
The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at non-GAAP operating income. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

3)	Three months and year ended December 31, 2017 include $26 million adjustment to tax expense related to the estimated effect of tax reform under the 2017 Tax Cuts and Jobs Act.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (1 of 3)
(dollars in millions, except per share amounts)

Non-GAAP operating income Reconciliation	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net income (loss)	$52	$197	$730	$881
Less pre-tax adjustments:
Realized gains (losses) on investments	(14)	(24)	40	(30)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(17)	68	43	36
Fair value gains (losses) on CCS	2	50	(2)	0
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	8	(12)	57	(33)
Total pre-tax adjustments	(21)	82	138	(27)
Less tax effect on pre-tax adjustments	(18)	(24)	(69)	13
Non-GAAP operating income	$91	$139	$661	$895

Gain (loss) related to FG VIE consolidation (net of tax provision (benefit) of $1, $9, $6 and $7) included in non-GAAP operating income	$2	$16	$11	$12

Per diluted share:
Net income (loss)	$0.44	$1.49	$5.96	$6.56
Less pre-tax adjustments:
Realized gains (losses) on investments	(0.12)	(0.18)	0.33	(0.23)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.14)	0.52	0.35	0.27
Fair value gains (losses) on CCS	0.01	0.38	(0.02)	0.00
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.07	(0.09)	0.46	(0.25)
Total pre-tax adjustments	(0.18)	0.63	1.12	(0.21)
Less tax effect on pre-tax adjustments	(0.15)	(0.19)	(0.57)	0.09
Non-GAAP operating income	$0.77	$1.05	$5.41	$6.68

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$0.02	$0.12	$0.10	$0.10

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (2 of 3)
(dollars in millions)

ROE Reconciliation and Calculation
	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2016	2015
Shareholders' equity	$6,839	$6,878	$6,504	$6,640	$6,063
Non-GAAP operating shareholders' equity	6,521	6,590	6,386	6,432	5,925
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	5	3	(7)	(24)	(21)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2017	2016	2017	2016
Net income (loss)		$52	$197	$730	$881
Non-GAAP operating income		91	139	661	895
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income		2	16	11	12

Average shareholders' equity		$6,859	$6,572	$6,672	$6,284
Average non-GAAP operating shareholders' equity		6,556	6,409	6,454	6,156
Gain (loss) related to FG VIE consolidation included in average non-GAAP operating shareholders' equity		4	(16)	(1)	(14)

GAAP ROE (1)		3.0%	12.0%	10.9%	14.0%
Non-GAAP operating ROE (1)		5.6%	8.7%	10.2%	14.5%
Effect of FG VIE consolidation included in non-GAAP operating ROE		0.2%	1.1%	0.1%	0.2%

1)	Quarterly ROE calculations represent annualized returns.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Selected Financial Highlights
GAAP to Non-GAAP Reconciliations (3 of 3)
(dollars in millions)

	As of
	December 31,	September 30,	December 31,	September 30,	December 31,
	2017	2017	2016	2016	2015
Reconciliation of shareholders' equity to non-GAAP adjusted book value:
Shareholders' equity	$6,839	$6,878	$6,504	$6,640	$6,063
Less pre-tax reconciling items:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(146)	(129)	(189)	(284)	(241)
Fair value gains (losses) on CCS	60	58	62	12	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	487	506	316	571	373
Less taxes	(83)	(147)	(71)	(91)	(56)
Non-GAAP operating shareholders' equity (1)	6,521	6,590	6,386	6,432	5,925
Pre-tax reconciling items:
Less: Deferred acquisition costs	101	106	106	108	114
Plus: Net present value of estimated net future revenue	146	144	136	155	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,966	3,091	2,922	3,038	3,384
Plus taxes	(512)	(899)	(832)	(868)	(968)
Non-GAAP adjusted book value (2)	$9,020	$8,820	$8,506	$8,649	$8,396

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(2), $(1), $4, $13 and $11)	5	3	(7)	(24)	(21)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $3, $7, $12, $21 and $22)	(14)	(13)	(24)	(40)	(43)

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

1)	The December 31, 2017 amount includes a charge of $114 million related to the estimated effect of tax reform.

2)	The December 31, 2017 amount includes a benefit of $239 million related to the estimated effect of tax reform.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2017
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (8)	Eliminations(3)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,254	$2,073	$270	$1,041	$(427)	$5,211
Contingency reserve(1)	1,108	642	224	—	(224)	1,750
Qualified statutory capital	3,362	2,715	494	1,041	(651)	6,961
Unearned premium reserve(1)	1,657	354	248	663	(248)	2,674
Loss and LAE reserves (1)	634	135	0	323	0	1,092
Total policyholders' surplus and reserves	5,653	3,204	742	2,027	(899)	10,727
Present value of installment premium(1)	183	126	1	136	(1)	445
CCS	200	200	—	—	—	400
Excess of loss reinsurance facility (2)	180	180	180	—	(360)	180
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,216	3,710	923	2,163	(1,260)	11,752
Adjustment for MAC (4)	451	292	—	—	(743)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$5,765	$3,418	$923	$2,163	$(517)	$11,752

Statutory net par outstanding (5)	$120,504	$23,914	$30,100	$65,174	$(689)	$239,003
Equity method adjustment (4)	18,271	11,829	—	—	(30,100)	—
Adjusted statutory net par outstanding (1)	$138,775	$35,743	$30,100	$65,174	$(30,789)	$239,003

Net debt service outstanding (5)	$191,884	$36,018	$44,323	$102,187	$(1,072)	$373,340
Equity method adjustment (4)	26,904	17,419	—	—	(44,323)	—
Adjusted net debt service outstanding (1)	$218,788	$53,437	$44,323	$102,187	$(45,395)	$373,340
Ratios:
Adjusted net par outstanding to qualified statutory capital	41:1	13:1	61:1	63:1		34:1
Capital ratio (6)	65:1	20:1	90:1	98:1		54:1
Financial resources ratio (7)	35:1	14:1	48:1	47:1		32:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include, as applicable, (i) their 100% share of their respective European insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)
Represents the $180 million portion placed with an unaffiliated reinsurer of a $400 million aggregate excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2018. The facility terminates on January 1, 2020, unless AGC, AGM and MAC choose to extend it.

3)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages and (iii) eliminations related to the sale of European Subsidiaries from AGC to AGM. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

4)	Represents adjustments for AGM's and AGC's interest and indirect ownership of MAC.

5)	Net par outstanding and net debt service outstanding are presented on a statutory basis.

6)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

7)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

8)
Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of United States (U.S.) statutory accounting practices prescribed or permitted by insurance regulatory authorities, except for contingency reserves.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

Reconciliation of GWP to PVP for the Three Months Ended December 31, 2017 and December 31, 2016

	Three Months Ended					Three Months Ended
	December 31, 2017					December 31, 2016
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$58	$13	$(4)	$5	$72	$70	$9	$4	$0	$83
Less: Installment GWP and other GAAP adjustments(1)	(2)	13	(4)	2	9	(2)	9	1	0	8
Upfront GWP	60	—	0	3	63	72	—	3	—	75
Plus: Installment premium PVP	(1)	8	7	—	14	—	9	0	1	10
Total PVP	$59	$8	$7	$3	$77	$72	$9	$3	$1	$85

Gross par written	$4,367	$116	$246	$47	$4,776	$5,465	$107	$47	$24	$5,643

Reconciliation of GWP to PVP for the Year Ended December 31, 2017 and December 31, 2016

	Year Ended					Year Ended
	December 31, 2017					December 31, 2016
	Public Finance		Structured Finance			Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S. (2)	Non - U.S.	Total	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
Total GWP	$190	$105	$(1)	$13	$307	$142	$15	$(1)	$(2)	$154
Less: Installment GWP and other GAAP adjustments(1)	(3)	103	(1)	0	99	(19)	15	(4)	(2)	(10)
Upfront GWP	193	2	0	13	208	161	—	3	—	164
Plus: Installment premium PVP	3	64	12	2	81	0	25	24	1	50
Total PVP	$196	$66	$12	$15	$289	$161	$25	$27	$1	$214

Gross par written	$15,957	$1,376	$489	$202	$18,024	$16,039	$677	$1,114	$24	$17,854

1)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Gross Par Written
(dollars in millions)

Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2017		December 31, 2017
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,783	A-	$7,156	A-
Tax backed	521	A-	3,268	A
Municipal utilities	1,046	A-	2,256	A-
Transportation	195	A-	1,423	BBB+
Infrastructure finance	378	BBB-	723	BBB+
Higher education	69	A	624	A
Healthcare	147	BBB-	269	BBB
Housing revenue	228	BBB	228	BBB
Other public finance	—	—	10	A
Total U.S. public finance	4,367	BBB+	15,957	A-
Non-U.S. public finance:
Infrastructure finance	—	—	870	BBB+
Regulated utilities	116	BBB+	506	BBB+
Total non-U.S. public finance	116	BBB+	1,376	BBB+
Total public finance	$4,483	BBB+	$17,333	A-

U.S. structured finance:
Insurance securitization	$201	AA	$444	AA
Structured credit	39	BBB	39	BBB
Consumer receivables	4	BBB+	4	BBB+
Other structured finance	2	A-	2	A-
Total U.S. structured finance	246	AA-	489	AA
Non-U.S. structured finance:
Commercial receivables	47	BBB+	202	BBB+
Total non-U.S. structured finance	47	BBB+	202	BBB+
Total structured finance	$293	A+	$691	A+

Total gross par written	$4,776	A-	$18,024	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year Ended
	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17	2Q-17	3Q-17	4Q-17	2016	2017
PVP:
Public finance - U.S.	$31	$33	$25	$72	$52	$46	$39	$59	$161	$196
Public finance - non-U.S.	7	7	2	9	40	14	4	8	25	66
Structured finance - U.S.	0	1	23	3	5	0	0	7	27	12
Structured finance - non-U.S.	—	—	—	1	2	10	—	3	1	15
Total PVP	$38	$41	$50	$85	$99	$70	$43	$77	$214	$289

Reconciliation of GWP to PVP:

Total GWP	$19	$36	$16	$83	$111	$79	$45	$72	$154	$307
Less: Installment GWP and other GAAP adjustments	(12)	3	(9)	8	55	25	10	9	(10)	99
Upfront GWP	31	33	25	75	56	54	35	63	164	208
Plus: Installment premium PVP	7	8	25	10	43	16	8	14	50	81
Total PVP	$38	$41	$50	$85	$99	$70	$43	$77	$214	$289

Gross par written:
Public finance - U.S.	$2,749	$4,366	$3,459	$5,465	$3,430	$4,832	$3,328	$4,367	$16,039	$15,957
Public finance - non-U.S.	—	406	164	107	990	181	89	116	677	1,376
Structured finance - U.S.	—	3	1,064	47	243	—	—	246	1,114	489
Structured finance - non-U.S.	—	—	—	24	28	127	—	47	24	202
Total	$2,749	$4,775	$4,687	$5,643	$4,691	$5,140	$3,417	$4,776	$17,854	$18,024

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of December 31, 2017
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield (8)	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions(4)	$5,259	3.59%	3.35%	$5,495	$189
Insured obligations of state and political subdivisions (2)(4)	245	4.89%	4.57%	265	12
U.S. Treasury securities and obligations of U.S. government agencies	212	2.06%	1.66%	217	4
Agency obligations	60	5.14%	4.67%	68	3
Corporate securities (4)	1,973	3.04%	2.66%	2,018	60
Mortgage-backed securities (MBS):
Residential MBS (RMBS) (3)(4)	852	4.59%	3.93%	861	39
Commercial MBS (CMBS)	540	3.26%	2.84%	549	18
Asset-backed securities (4)	730	8.49%	6.74%	896	62
Foreign government securities	316	1.56%	1.23%	305	5
Total fixed maturity securities	10,187	3.84%	3.42%	10,674	392
Short-term investments	627	1.10%	0.89%	627	6
Cash (5)	144	—%	—%	144	—
Total	$10,958	3.68%	3.27%	$11,445	$398

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$217	2.0%
Agency obligations	68	0.6%
AAA/Aaa	1,528	14.3%
AA/Aa	5,312	49.8%
A/A	2,014	18.9%
BBB	365	3.4%
Below investment grade (BIG) (7)	1,115	10.5%
Not rated	55	0.5%
Total fixed maturity securities, available-for-sale	$10,674	100.0%

Duration of fixed maturity securities and short-term investments (in years):		5.3

Average ratings of fixed maturity securities and short-term investments		A+

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by S&P Global Ratings, a division of Standard & Poor's Financial Services LLC (S&P) or Moody's Investors Service, Inc. (Moody's), average A+. Includes fair value of $98 million insured by AGC and AGM.

3) Includes fair value of $221 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Cash is not included in the yield calculation.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation securities) or other risk management strategies which use internal ratings classifications.

7)
Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,638 million in par with carrying value of $1,093 million.

8)	After tax book yield reflects a decrease in the tax rate from 35% to 21%.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Effect of FG VIE Consolidation on Expected PV Net Earned Premiums and Accretion of Discount	Future Credit Derivative Revenues
2017 (as of December 31)		$401,118
2018 Q1	$8,591	392,527	$89	$5	$(3)	$2
2018 Q2	10,568	381,959	88	5	(3)	2
2018 Q3	11,566	370,393	84	5	(3)	2
2018 Q4	8,402	361,991	82	5	(3)	2
2019	29,744	332,247	295	17	(9)	9
2020	22,195	310,052	266	16	(7)	8
2021	22,447	287,605	244	14	(6)	8
2022	21,293	266,312	223	13	(5)	7

2018-2022	134,806	266,312	1,371	80	(39)	40
2023-2027	90,064	176,248	866	51	(17)	30
2028-2032	71,232	105,016	565	29	(12)	25
2033-2037	50,648	54,368	324	15	(11)	21
After 2037	54,368	—	281	13	0	24
Total	$401,118		$3,407	$188	$(79)	$140

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2017. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations, terminations and because of management's assumptions on structured finance amortization.

2)	See page 16, ‘‘Net Expected Loss to be Expensed.’’

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2017 (as of December 31)						$12,638
2018 Q1	$19	$202	$34	$195	$450	12,188
2018 Q2	9	211	2	146	368	11,820
2018 Q3	16	202	(2)	115	331	11,489
2018 Q4	10	191	(52)	151	300	11,189
2019	81	770	7	579	1,437	9,752
2020	82	618	(2)	363	1,061	8,691
2021	65	562	2	498	1,127	7,564
2022	41	404	96	492	1,033	6,531

2018-2022	323	3,160	85	2,539	6,107	6,531
2023-2027	278	1,035	162	1,157	2,632	3,899
2028-2032	219	255	880	364	1,718	2,181
2033-2037	602	307	226	757	1,892	289
After 2037	82	61	65	81	289	—
Total structured finance	$1,504	$4,818	$1,418	$4,898	$12,638

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2017 (as of December 31)		$252,314
2018 Q1	$5,101	247,213
2018 Q2	7,213	240,000
2018 Q3	8,404	231,596
2018 Q4	5,337	226,259
2019	17,834	208,425
2020	11,322	197,103
2021	12,081	185,022
2022	11,568	173,454

2018-2022	78,860	173,454
2023-2027	51,541	121,913
2028-2032	45,634	76,279
2033-2037	34,974	41,305
After 2037	41,305	—
Total public finance	$252,314

Net par outstanding (end of period)

	1Q-16	2Q-16	3Q-16	4Q-16	1Q-17	2Q-17	3Q-17	4Q-17
Public finance - U.S.	$282,055	$272,114	$258,650	$244,798	$238,050	$232,418	$218,216	$209,392
Public finance - non-U.S.	29,385	28,128	28,239	26,381	39,343	40,533	42,727	42,922
Structured finance - U.S.	30,452	25,562	24,387	22,057	18,446	15,655	13,142	11,224
Structured finance - non-U.S.	5,123	4,060	4,049	3,082	2,404	2,014	1,682	1,414
Net par outstanding	$347,015	$329,864	$315,325	$296,318	$298,243	$290,620	$275,767	$264,952

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Net Expected Loss to be Expensed
As of December 31, 2017
(dollars in millions)

Net Expected Loss to be Expensed (1)
GAAP

2018 Q1	$8
2018 Q2	9
2018 Q3	10
2018 Q4	10
2019	42
2020	39
2021	35
2022	32

2018-2022	185
2023-2027	131
2028-2032	78
2033-2037	36
After 2037	12
Total expected present value of net expected loss to be expensed(2)	442
Future accretion	88
Total expected future loss and LAE	$530

1)	The present value of net expected loss to be paid is discounted using risk free rates ranging from 0.0% to 2.78% for U.S. dollar denominated obligations.

2)	Excludes $52 million related to FG VIEs, which are eliminated in consolidation.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 3)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2017		December 31, 2016
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$90,705	A-	$107,717	A
Tax backed	44,350	A-	49,931	A-
Municipal utilities	32,357	A-	37,603	A
Transportation	17,030	A-	19,403	A-
Healthcare	8,763	A	11,238	A
Higher education	8,195	A	10,085	A
Infrastructure finance	4,216	BBB+	3,769	BBB+
Housing revenue	1,319	BBB+	1,559	A-
Investor-owned utilities	523	A-	697	BBB+
Other public finance	1,934	A	2,796	A
Total U.S. public finance	209,392	A-	244,798	A
Non-U.S. public finance:
Infrastructure finance	18,234	BBB	10,731	BBB
Regulated utilities	16,689	BBB+	9,263	BBB+
Pooled infrastructure	1,561	AAA	1,513	AAA
Other public finance	6,438	A	4,874	A
Total non-U.S. public finance	42,922	BBB+	26,381	BBB+
Total public finance	$252,314	A-	$271,179	A-

U.S. structured finance:
RMBS	$4,818	BBB-	$5,637	BBB-
Consumer receivables	1,590	A-	1,652	BBB+
Insurance securitizations	1,449	A+	2,308	A+
Financial products	1,418	AA-	1,540	AA-
Pooled corporate obligations	1,347	A	10,050	AAA
Commercial receivables	146	BBB	230	BBB-
Other structured finance	456	A+	640	AA-
Total U.S. structured finance	11,224	BBB+	22,057	A+

Non-U.S. structured finance:
RMBS	637	A-	604	A-
Commercial receivables	296	A	356	BBB+
Pooled corporate obligations	157	A+	1,535	AA
Other structured finance	324	A	587	AA
Total non-U.S. structured finance	1,414	A	3,082	AA-
Total structured finance	$12,638	A-	$25,139	AA-

Total	$264,952	A-	$296,318	A

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 3)
As of December 31, 2017
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$877	0.4%	$2,541	5.9%	1,655	14.7%	319	22.5%	$5,392	2.1%
AA	30,016	14.3	205	0.5	3,915	34.9	76	5.4	34,212	12.9
A	118,620	56.7	13,936	32.5	1,630	14.5	210	14.9	134,396	50.7
BBB	52,739	25.2	24,509	57.1	763	6.8	703	49.7	78,714	29.7
BIG	7,140	3.4	1,731	4.0	3,261	29.1	106	7.5	12,238	4.6
Net Par Outstanding (1)	$209,392	100.0%	$42,922	100.0%	$11,224	100.0%	$1,414	100.0%	$264,952	100.0%

1)	As of December 31, 2017, excludes $2.0 billion of net par attributable to loss mitigation strategies, including loss mitigation securities held in the investment portfolio, which are primarily BIG.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 3)
As of December 31, 2017
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$36,507	13.8%
Texas	19,027	7.2
Pennsylvania	18,061	6.8
Illinois	17,044	6.4
New York	15,672	5.9
New Jersey	12,441	4.7
Florida	10,272	3.9
Michigan	6,353	2.4
Puerto Rico	4,968	1.9
Alabama	4,808	1.8
Other	64,239	24.3
Total public finance	209,392	79.1
U.S. structured finance:	11,224	4.2
Total U.S.	220,616	83.3

Non-U.S.:
United Kingdom	30,062	11.3
France	3,167	1.2
Canada	2,690	1.0
Australia	2,309	0.9
Italy	1,497	0.6
Other	4,611	1.7
Total non-U.S.	44,336	16.7

Total net par outstanding	$264,952	100.0%

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of December 31, 2017
(dollars in millions)

Exposure to Puerto Rico

	Gross Par Outstanding	Net Par Outstanding	Gross Debt Service Outstanding	Net Debt Service Outstanding
Total	$5,186	$4,966	$8,514	$8,195

Exposure to Puerto Rico by Risk(1)

	Net Par Outstanding
	AGM	AGC	AG Re	Eliminations (2)	Total Net Par Outstanding (3)	Gross Par Outstanding
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds (4)	$670	$343	$407	$(1)	$1,419	$1,469
Puerto Rico Public Buildings Authority (PBA)	9	141	0	(9)	141	146
Public Corporations - Certain Revenues Potentially Subject to Clawback
Puerto Rico Highways and Transportation Authority (PRHTA) (Transportation revenue) (4)	252	511	204	(85)	882	913
PRHTA (Highways revenue) (4)	358	93	44	—	495	556
Puerto Rico Convention Center District Authority (PRCCDA)	—	152	—	—	152	152
Puerto Rico Infrastructure Financing Authority (PRIFA)	—	17	1	—	18	18
Other Public Corporations
Puerto Rico Electric Power Authority (PREPA) (4)	547	73	233	—	853	870
Puerto Rico Aqueduct and Sewer Authority (PRASA) (5)	—	284	89	—	373	373
Puerto Rico Municipal Finance Agency (MFA) (5)	221	54	85	—	360	416
Puerto Rico Sales Tax Financing Corporation (COFINA) (4)	263	—	9	—	272	272
University of Puerto Rico (5)	—	1	—	—	1	1
Total exposure to Puerto Rico	$2,320	$1,669	$1,072	$(95)	$4,966	$5,186

1)
The general obligation bonds of Puerto Rico and various obligations of its related authorities and public corporations are rated BIG. The December 31, 2017 amounts include $389 million (which comprises $36 million of General Obligation Bonds, $134 million of PREPA, $144 million of PRHTA (Highways revenue), and $75 million of MFA) related to 2017 commutations of previously ceded business.

2)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

3)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $26 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $20 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

4)
As of the date of this filing, the seven-member federal financial oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) has certified a filing under Title III of PROMESA for these exposures.

5)	As of the date of this filing, the Company has not paid claims on these credits.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of December 31, 2017
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico (1)

	2018 Q1	2018 Q2	2018Q3	2018 Q4	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028 -2032	2033 -2037	2038 -2042	2043 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$0	$0	$78	$0	$87	$141	$15	$37	$14	$73	$68	$34	$90	$215	$567	$—	$—	$1,419
PBA	—	—	—	—	3	5	13	0	6	0	7	11	40	16	40	—	—	141
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	0	0	38	—	32	25	18	28	34	4	29	24	29	157	279	185	—	882
PRHTA (Highway revenue)	—	—	20	—	21	22	35	6	32	33	34	1	—	112	179	—	—	495
PRCCDA	—	—	—	—	—	—	—	—	—	—	—	—	19	24	109	—	—	152
PRIFA	—	—	2	—	—	—	—	—	2	—	—	—	—	—	—	14	—	18
Other Public Corporations
PREPA	—	—	5	—	26	48	28	28	95	93	68	106	105	238	13	—	—	853
PRASA	—	—	—	—	—	—	—	—	—	2	25	26	28	29	—	2	261	373
MFA	—	—	57	—	55	45	40	40	22	17	17	34	12	21	—	—	—	360
COFINA	0	0	0	0	(1)	(1)	(2)	(2)	1	0	(2)	(2)	(2)	(1)	30	252	2	272
University of Puerto Rico	—	—	0	—	0	0	0	0	0	0	0	0	0	1	0	—	—	1
Total	$0	$0	$200	$0	$223	$285	$147	$137	$206	$222	$246	$234	$321	$812	$1,217	$453	$263	$4,966

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $26 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $20 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of December 31, 2017
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico(1)

	2018 Q1	2018 Q2	2018Q3	2018 Q4	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028 -2032	2033 -2037	2038 -2042	2043 -2047	Total
Commonwealth Constitutionally Guaranteed
Commonwealth of Puerto Rico - General Obligation Bonds	$37	$0	$114	$0	$156	$206	$74	$94	$71	$128	$119	$82	$136	$396	$649	$—	$—	$2,262
PBA	4	—	4	—	10	12	20	6	13	6	12	17	45	30	45	—	—	224
Public Corporations - Certain Revenues Potentially Subject to Clawback
PRHTA (Transportation revenue)	23	0	61	—	76	67	59	68	72	41	66	59	63	300	372	210	—	1,537
PRHTA (Highways revenue)	13	—	33	—	47	46	58	27	52	51	51	17	15	182	203	—	—	795
PRCCDA	3	—	3	—	7	7	7	7	7	7	7	7	26	55	121	—	—	264
PRIFA	0	—	2	—	1	1	1	1	2	1	1	1	1	4	3	16	—	35
Other Public Corporations
PREPA	18	3	22	3	65	87	63	62	128	121	91	126	122	273	15	—	—	1,199
PRASA	10	—	10	—	19	19	19	19	19	21	44	44	44	99	68	69	314	818
MFA	9	—	67	—	70	58	50	48	28	23	21	37	14	22	—	—	—	447
COFINA	6	0	6	0	13	13	13	13	16	15	13	13	13	74	96	307	2	613
University of Puerto Rico	0	—	0	—	0	0	0	0	0	0	0	0	0	1	0	—	—	1
Total	$123	$3	$322	$3	$464	$516	$364	$345	$408	$414	$425	$403	$479	$1,436	$1,572	$602	$316	$8,195

1)
Includes exposure to capital appreciation bonds with a current aggregate net par outstanding of $26 million and a fully accreted net par at maturity of $56 million. Of these amounts, current net par of $20 million and fully accreted net par at maturity of $50 million relate to the COFINA, current net par of $4 million and fully accreted net par at maturity of $4 million relate to the PRHTA, and current net par of $2 million and fully accreted net par at maturity of $2 million relate to the Commonwealth General Obligation Bonds.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2017
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$168	11.5%	44.3%	80.1%
AA	714	48.8	46.3	55.4
A	224	15.3	44.5	53.2
BBB	155	10.5	39.4	35.3
BIG	203	13.9	45.3	37.3
Total exposures	$1,464	100.0%	45.0%	52.8%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
Trust preferred
Banks and insurance	$1,099	75.0%	44.5%	52.6%	A+
U.S. mortgage and real estate investment trusts	250	17.1	47.3	53.7	BBB+
Other pooled corporates	115	7.9	N/A	N/A	A+
Total exposures	$1,464	100.0%	45.0%	52.8%	A

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of December 31, 2017
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
AAA	$4	$117	$25	$1,257	$0	$1,404
AA	25	207	31	238	—	500
A	0	—	0	85	0	85
BBB	2	0	—	63	2	67
BIG	117	490	59	1,055	1,039	2,761
Total exposures	$150	$814	$115	$2,698	$1,041	$4,818

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Alt-A First Lien	Option ARMs	Subprime First Lien	Second Lien	Total Net Par Outstanding
2004 and prior	$19	$37	$13	$815	$51	$935
2005	74	268	27	155	217	742
2006	57	57	20	573	301	1,009
2007	—	451	55	1,084	472	2,063
2008	—	—	—	70	—	70
Total exposures	$150	$814	$115	$2,698	$1,041	$4,818

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 4)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	December 31, 2017	December 31, 2016
U.S. public finance:
General obligation	$3,097	$3,186
Tax backed	2,408	2,249
Municipal utilities	1,324	1,152
Higher education	102	87
Transportation	94	164
Healthcare	77	134
Housing revenue	18	19
Infrastructure finance	2	368
Other public finance	18	21
Total U.S. public finance	7,140	7,380
Non-U.S. public finance:
Infrastructure finance	1,320	1,037
Other public finance	411	305
Total non-U.S. public finance	1,731	1,342
Total public finance	$8,871	$8,722

U.S. structured finance:
RMBS	$2,761	$3,151
Consumer receivables	186	233
Pooled corporate obligations	161	430
Insurance securitizations	85	126
Commercial receivables	60	103
Other structured finance	8	16
Total U.S. structured finance	3,261	4,059
Non-U.S. structured finance:
RMBS	48	61
Pooled corporate obligations	42	185
Commercial receivables	16	47
Total non-U.S. structured finance	106	293
Total structured finance	$3,367	$4,352
Total BIG net par outstanding	$12,238	$13,074

Please refer to the Glossary for an explanation of the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 4)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	December 31, 2017	December 31, 2016
Category 1
U.S. public finance	$2,368	$2,403
Non-U.S. public finance	1,455	1,288
U.S. structured finance	603	594
Non-U.S. structured finance	102	210
Total Category 1	4,528	4,495
Category 2
U.S. public finance	663	3,122
Non-U.S. public finance	276	54
U.S. structured finance	418	800
Non-U.S. structured finance	4	83
Total Category 2	1,361	4,059
Category 3
U.S. public finance	4,109	1,855
Non-U.S. public finance	—	—
U.S. structured finance	2,240	2,665
Non-U.S. structured finance	—	—
Total Category 3	6,349	4,520
BIG Total	$12,238	$13,074

1)
Assured Guaranty's surveillance department is responsible for monitoring the Company's portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which are claims that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 4)
As of December 31, 2017
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	$1,578	CCC-
Puerto Rico Highways & Transportation Authority	1,377	CC-
Puerto Rico Electric Power Authority	853	CC
Puerto Rico Aqueduct & Sewer Authority	373	CCC
Puerto Rico Municipal Finance Agency	360	CCC-
Oyster Bay, New York	342	BB+
Hartford, Connecticut	339	B
Puerto Rico Sales Tax Financing Corporation	272	CCC+
Virgin Islands Public Finance Authority	169	BB
Puerto Rico Convention Center District Authority	152	CC-
Stockton Pension Obligation Bonds, California	113	D
Penn Hills School District, Pennsylvania	107	BB
Butler County General Authority, Pennsylvania	99	BB
Detroit-Wayne County Stadium Authority, Michigan	84	BB+
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	69	BB
Atlantic City, New Jersey	61	BB
Virgin Islands Water and Power Authority	56	BB
Total U.S. public finance	$6,404

Non-U.S. public finance:
Coventry & Rugby Hospital Company	$572	BB+
Valencia Fair	337	BB-
Road Management Services PLC (A13 Highway)	222	B+
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	218	BB+
Autovia de la Mancha, S.A.	121	BB
CountyRoute (A130) plc	91	BB-
Breeze Finance S.A.	54	B-
Metropolitano de Porto Lease and Sublease of Railroad Equipment	53	B+
Total non-U.S. public finance	$1,668
Total	$8,072

Please refer to the Glossary for an explanation of the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 4)
As of December 31, 2017
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

		Net Par Outstanding	Internal Rating	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2		$217	CCC	16.8%
Soundview 2007-WMC1		163	CCC	40.6%
Countrywide HELOC 2006-I		160	BB	2.2%
Nomura Asset Accept. Corp. 2007-1		140	CCC	24.3%
MABS 2007-NCW		129	CCC	25.9%
New Century 2005-A		104	CCC	18.1%
Countrywide Home Equity Loan Trust 2007-D		95	B	2.4%
Countrywide HELOC 2007-A		87	B	2.8%
Countrywide HELOC 2007-B		86	B	3.6%
Countrywide HELOC 2006-F		85	B	3.5%
Countrywide Home Equity Loan Trust 2005-J		83	CCC	3.8%
Countrywide HELOC 2005-D		80	B	2.9%
Soundview (Delta) 2008-1		70	CCC	21.9%
IndyMac 2007-H1 HELOC		67	CCC	3.1%
Ace 2007-D1		62	CCC	28.6%
Doral 2006-1		57	CCC	30.7%
Ace Home Equity Loan Trust 2007-SL1		54	CCC	6.7%
Subtotal RMBS		$1,739

Non-RMBS:
Taberna Preferred Funding II, Ltd.		$101	BB	N/A
Ballantyne Re Plc		85	CC	N/A
National Collegiate Trust Series 2006-2		68	CCC	N/A
US Capital Funding IV, LTD		60	B	N/A
Subtotal non-RMBS	Subtotal non-RMBS	314
Total U.S. structured finance	Subtotal U.S. structured finance	$2,053

Total non-U.S. structured finance		$—
Total	Subtotal Non-U.S. structured finance	$2,053

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of December 31, 2017
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit Name:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$4,821	BBB
Illinois (State of)	2,059	BBB
Chicago (City of) Illinois	1,659	BBB+
Puerto Rico, General Obligation, Appropriations and Guarantees of the Commonwealth	1,578	CCC-
Pennsylvania (Commonwealth of)	1,481	A-
North Texas Tollway Authority	1,383	A
Puerto Rico Highways & Transportation Authority	1,377	CC-
California (State of)	1,312	A
Chicago Public Schools, Illinois	1,227	BBB-
Massachusetts (Commonwealth of)	1,200	AA-
Philadelphia (City of) Pennsylvania	1,193	BBB+
Wisconsin (State of)	1,176	A+
New York (City of) New York	1,138	AA-
Great Lakes Water Authority (Sewerage), Michigan	1,011	BBB+
Massachusetts (Commonwealth of) Water Resources	938	AA
Arizona (State of)	906	A+
Port Authority of New York & New Jersey	905	BBB
Long Island Power Authority	866	BBB+
Puerto Rico Electric Power Authority	853	CC
Philadelphia School District, Pennsylvania	822	A-
Georgia Board of Regents	821	A
New York Metropolitan Transportation Authority	815	A
Miami-Dade County Aviation, Florida	811	A
Suffolk County, New York	784	BBB
Metropolitan Pier & Exposition Authority, Illinois	780	BBB
Pennsylvania Turnpike Commission	767	A-
New York (State of)	726	A+
Regional Transportation Authority, Illinois	725	AA-
Nassau County, New York	662	A-
Jefferson County Alabama Sewer	662	BBB-
Pittsburgh Water & Sewer, Pennsylvania	639	BBB+
Kentucky (Commonwealth of)	617	A
Miami-Dade County, Florida	604	A+
Sacramento County, California	603	A-
Oglethorpe Power Corporation, Georgia	600	BBB
Garden State Preservation Trust (Open Space & Farmland), New Jersey	594	BBB+
Metro Washington Airports Authority (Dulles Toll Road)	594	BBB+
New Jersey Turnpike Authority, New Jersey	563	A-
Atlanta, Georgia Water & Sewer System	530	A-
San Francisco (City & County) Airports Commission	526	A
Connecticut (State of)	499	A
Industry Public Facilities Authority, California	495	BBB+
Utah Transit Authority (Sales Tax)	495	AA+
California (State of) Department of Water Resources - Electric Power Revenue	493	AA-
Miami-Dade County School Board, Florida	491	A
Yankee Stadium LLC New York City Industrial Development Authority	461	BBB-
Anaheim Public Financing Authority, California	456	BBB+
Dade County Sales Tax, Florida	455	AA-
Central Florida Expressway Authority, Florida (fka Orlando-Orange County Expressway Authority)	447	A+
Houston Water and Sewer Authority, Texas	438	AA-
Total top 50 U.S. public finance exposures	$46,058

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of December 31, 2017
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name:	Net Par Outstanding	Internal Rating	Credit Enhancement
Private US Insurance Securitization	$500	AA	N/A
SLM Private Credit Student Trust 2007-A	500	A+	18.3%
Private US Insurance Securitization	424	AA	N/A
SLM Private Credit Student Loan Trust 2006-C	327	A+	29.8%
Private US Insurance Securitization	250	AA	N/A
Option One 2007-FXD2	217	CCC	0.0%
Timberlake Financial, LLC Floating Insured Notes	190	BBB-	N/A
Soundview 2007-WMC1	163	CCC	—%
Countrywide HELOC 2006-I	160	BB	0.0%
Nomura Asset Accept. Corp. 2007-1	140	CCC	0.0%
Access Group Private Student Loan Series 2007-A	139	A-	26.7%
CWALT Alternative Loan Trust 2007-HY9	136	A	0.1%
CWABS 2007-4	135	A+	0.0%
MABS 2007-NCW	129	CCC	0.0%
ALESCO Preferred Funding XIII, Ltd.	128	AA	53.2%
First Franklin Mortgage Loan ABS 2005-FF12	111	AAA	85.6%
OwnIt Mortgage Loan ABS Certificates 2006-3	111	AAA	22.9%
Structured Asset Investment Loan Trust 2006-1	111	AAA	10.6%
Soundview Home Equity Loan Trust 2006-OPT1	111	AAA	51.2%
New Century Home Equity Loan Trust 2006-1	111	AAA	10.0%
ALESCO Preferred Funding XI	105	AA	52.7%
New Century 2005-A	103	CCC	4.3%
Taberna Preferred Funding II, Ltd.	102	BB	47.4%
Countrywide 2007-13	101	AA-	20.3%
Trapeza CDO XI	100	A-	61.3%
National Collegiate Trust Series 2005-GT3 Grantor Trust Certificates	99	BBB	9.1%
Countrywide Home Equity Loan Trust 2007-D	95	B	0.0%
ALESCO Preferred Funding XII, Ltd.	88	A-	47.9%
Private Other Structured Finance Transaction	88	AAA	N/A
Countrywide HELOC 2007-A	87	B	0.0%
Preferred Term Securities XXIV, Ltd.	87	AA-	47.0%
Countrywide HELOC 2007-B	86	B	0.0%
Ballantyne Re Plc	85	CC	N/A
Countrywide HELOC 2006-F	85	B	0.0%
IMPAC CMB Trust Series 2007-A	84	AAA	10.6%
Countrywide Home Equity Loan Trust 2005-J	83	CCC	0.0%
Countrywide HELOC 2005-D	80	B	0.0%
First Franklin Mortgage Loan ABS 2005-FF12	80	AAA	85.6%
Trapeza CDO X, Ltd.	78	AA	59.1%
Attentus CDO I Limited	73	AA	59.2%
Alesco Preferred Funding XVI, Ltd.	70	BBB-	24.9%
Soundview (Delta) 2008-1	70	CCC	0.0%
National Collegiate Trust Series 2006-2	68	CCC	—%
IndyMac 2007-H1 HELOC	67	CCC	—%
Private Other Structured Finance Transaction	66	A-	N/A
Specialty Underwriting & Residential Fin 06-BC1	66	AAA	81.6%
MASTR Asset Backed Securities Trust 2005-NC2	66	AAA	—%
National Collegiate Trust Series 2005-1 CLASS A-5-1 Grantor Trust Certificates	66	A+	26.2%
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BBB	N/A
Ace 2007-D1	62	CCC	0.0%
Total top 50 U.S. structured finance exposures	$6,546

Please refer to the Glossary for the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of December 31, 2017
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name:	Country	Net Par Outstanding	Internal Rating
Southern Water Services Limited	United Kingdom	$2,567	A-
Hydro-Quebec, Province of Quebec	Canada	2,062	A+
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	1,808	BBB+
Thames Water Utility Finance PLC	United Kingdom	1,519	A-
Anglian Water Services Financing	United Kingdom	1,466	A-
Dwr Cymru Financing Limited	United Kingdom	1,447	A-
Southern Gas Networks PLC	United Kingdom	1,082	BBB
Channel Link Enterprises Finance PLC	France, United Kingdom	1,014	BBB
National Grid Gas PLC	United Kingdom	978	BBB+
British Broadcasting Corporation	United Kingdom	959	A+
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	953	AAA
Aspire Defence Finance plc	United Kingdom	928	BBB+
Capital Hospitals (Barts)	United Kingdom	755	BBB-
Sydney Airport Finance Company	Australia	692	BBB
Verdun Participations 2 S.A.S.	France	681	BBB-
United Utilities Water PLC	United Kingdom	672	BBB+
InspirED Education (South Lanarkshire) plc	United Kingdom	663	BBB-
Envestra Limited	Australia	645	BBB+
Campania Region - Healthcare receivable	Italy	639	BBB-
Coventry & Rugby Hospital Company	United Kingdom	572	BB+
NATS (En Route) PLC	United Kingdom	548	A
Derby Healthcare PLC	United Kingdom	544	BBB
International Infrastructure Pool	United Kingdom	520	AAA
International Infrastructure Pool	United Kingdom	520	AAA
International Infrastructure Pool	United Kingdom	520	AAA
Total top 25 non-U.S. exposures		$24,754

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of December 31, 2017
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Specialized Loan Servicing, LLC	$1,567
Ocwen Loan Servicing, LLC (1)	1,235
Bank of America, N.A.(2)	930
Wells Fargo Bank NA	377
JPMorgan Chase Bank	204
Select Portfolio Servicing, Inc.	176
Ditech Financial LLC	61
Banco Popular de Puerto Rico	57
Carrington Mortgage Services, LLC	54
Citicorp Mortgage Securities, Inc.	30
Total top 10 U.S. residential mortgage servicer exposures	$4,691

1) Includes GMAC Mortgage LLC, Residential Funding Company LLC and Homeward Residential Inc.

2)	Includes Countrywide Home Loans, Inc.

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
Children's National Medical Center, District of Columbia	$404	A-	DC
CHRISTUS Health	338	A-	TX
Methodist Healthcare	326	A+	TN
Carolina HealthCare System	289	AA-	NC
Dignity Health, California	285	A-	CA
Mercy Health (f/k/a Catholic Health Partners)	268	A	OH
Palmetto Health Alliance, South Carolina	267	BBB+	SC
Asante Health System	259	A+	OR
Palomar Pomerado Health	250	BBB-	CA
Bon Secours Health System Obligated Group	233	A-	MD
Total top 10 U.S. healthcare exposures	$2,919

Please refer to the Glossary for the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Three Months Ended December 31, 2017

	Net Expected Loss to be Paid (Recovered) at September 30, 2017	Economic Loss Development During 4Q-17	(Paid) Recovered Losses During 4Q-17	Net Expected Loss to be Paid (Recovered) as of December 31, 2017
Public Finance:
U.S. public finance	$1,046	$123	$(12)	$1,157
Non-U.S public finance	47	(1)	0	46
Public Finance	1,093	122	(12)	1,203

Structured Finance:
U.S. RMBS (2)	176	(111)	8	73
Other structured finance	23	4	0	27
Structured Finance	199	(107)	8	100
Total	$1,292	$15	$(4)	$1,303

Rollforward of Net Expected Loss and LAE to be Paid(1) for the Year Ended December 31, 2017

	Net Expected Loss to be Paid (Recovered) as of December 31, 2016	Net Expected Loss to be Paid (Recovered) on MBIA UK as of January 10, 2017	Economic Loss Development During 2017	(Paid) Recovered Losses During 2017	Net Expected Loss to be Paid (Recovered) as of December 31, 2017
Public Finance:
U.S. public finance	$871	$—	$554	$(268)	$1,157
Non-U.S public finance	33	13	(5)	5	46
Public Finance	904	13	549	(263)	1,203

Structured Finance:
U.S. RMBS (2)	206	—	(181)	48	73
Other structured finance	88	8	(55)	(14)	27
Structured Finance	294	8	(236)	34	100
Total	$1,198	$21	$313	$(229)	$1,303

1)	Includes expected loss to be paid, economic loss development and paid (recovered) losses for all contracts (i.e. those accounted for as insurance, credit derivatives and FG VIEs).

2)	Includes future net representations and warranties (R&W) receivable of $117 million as of December 31, 2017, and payables of $6 million as of December 31, 2016 and $3 million as of September 30, 2017.

Assured Guaranty Ltd.
Loss Measures
As of December 31, 2017
(dollars in millions)

	Total Net Par Outstanding for BIG Transactions	4Q-17 Loss and LAE	4Q-17 Loss and LAE included in non-GAAP Operating Income (1)	4Q-17 Effect of FG VIE Consolidation (2)	2017 Loss and LAE	2017 Loss and LAE included in non-GAAP Operating Income (1)	2017 Effect of FG VIE Consolidation (2)
Public finance:
U.S. public finance	$7,140	$129	$127	$—	$553	$553	$—
Non-U.S public finance	1,731	(1)	(1)	—	(4)	(4)	—
Public finance	8,871	128	126	—	549	549	—
Structured finance:
U.S. RMBS	2,761	(94)	(111)	(2)	(113)	(149)	(7)
Other structured finance	606	0	1	—	(48)	(55)	—
Structured finance	3,367	(94)	(110)	(2)	(161)	(204)	(7)
Total	$12,238	$34	$16	$(2)	$388	$345	$(7)

1)	Non-GAAP operating income includes financial guaranty insurance and credit derivatives.

2)
The "Effect of FG VIE Consolidation" column represents amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process. Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Please refer to the Glossary for an explanation of the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2017		2016	2015		2014		2013
GAAP Summary Income Statement Data
Net earned premiums	$690		$864	$766		$570		$752
Net investment income	418		408	423		403		393
Realized gains and other settlements on credit derivatives	(10)		29	(18)		23		(42)
Total expenses	748		660	776		463		466
Income (loss) before income taxes	991		1,017	1,431		1,531		1,142
Net income (loss)	730		881	1,056		1,088		808
Net income (loss) per diluted share	5.96		6.56	7.08		6.26		4.30

GAAP Summary Balance Sheet Data
Total investments and cash	$11,539		$11,103	$11,358		$11,459		$10,969
Total assets	14,433		14,151	14,544		14,919		16,285
Unearned premium reserve	3,475		3,511	3,996		4,261		4,595
Loss and LAE reserve	1,444		1,127	1,067		799		592
Long-term debt	1,292		1,306	1,300		1,297		814
Shareholders’ equity	6,839		6,504	6,063		5,758		5,115
Shareholders’ equity per share	58.95		50.82	43.96		36.37		28.07

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$401,118		$437,535	$536,341		$609,622		$690,535
Gross debt service outstanding (end of period)	408,492		455,000	559,470		646,722		737,380
Net par outstanding (end of period)	264,952		296,318	358,571		403,729		459,107
Gross par outstanding (end of period)	269,386		307,474	373,192		426,705		487,895

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$373,340		$401,004	$502,331		$583,598		$663,797
Gross debt service outstanding (end of period)	380,478		417,072	524,104		619,475		709,000
Net par outstanding (end of period)	239,003		262,468	327,306		379,714		434,597
Gross par outstanding (end of period)	243,217		272,286	340,662		401,552		461,845

Claims-paying resources
Policyholders' surplus	$5,211		$5,036	$4,550		$4,142		$3,202
Contingency reserve	1,750		2,008	2,263		2,330		2,934
Qualified statutory capital	6,961		7,044	6,813		6,472		6,136
Unearned premium reserve	2,674		2,509	3,045		3,299		3,545
Loss and LAE reserves	1,092		888	1,043		852		773
Total policyholders' surplus and reserves	10,727		10,441	10,901		10,623		10,454
Present value of installment premium	445		500	645		716		858
CCS and standby line of credit	400		400	400		400		400
Excess of loss reinsurance facility	180		360	360		450		435
Total claims-paying resources	$11,752		$11,701	$12,306		$12,189		$12,147

Ratios:
Net par outstanding to qualified statutory capital	34	:1	37:1	48	:1	59	:1	71	:1
Capital ratio(2)	54	:1	57:1	74	:1	90	:1	108	:1
Financial resources ratio(2)	32	:1	34:1	41	:1	48	:1	55	:1

Par and Debt Service Written
Gross debt service written:
Public finance - U.S.	$26,988		$25,423	$25,832		$20,804		$15,559
Public finance - non-U.S.	2,811		848	2,054		233		674
Structured finance - U.S.	500		1,143	355		423		297
Structured finance - non-U.S.	202		30	69		387		—
Total gross debt service written	$30,501		$27,444	$28,310		$21,847		$16,530

Net debt service written	$30,476		$27,444	$28,310		$21,847		$16,497
Net par written	17,962		17,854	17,336		13,171		9,331
Gross par written	18,024		17,854	17,336		13,171		9,350

1)	Statutory amounts prepared on a consolidated basis. The National Association of Insurance Commissioners Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 9 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of the presentation of net debt service and net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (1 of 2)
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2017	2016	2015	2014	2013
Total GWP	$307	$154	$181	$104	$123
Less: Installment GWP and other GAAP adjustments (2)	99	(10)	55	(22)	8
Upfront GWP	208	164	126	126	115
Plus: Installment premium PVP	81	50	53	42	26
Total PVP	$289	$214	$179	$168	$141

PVP:
Public finance - U.S.	$196	$161	$124	$128	$116
Public finance - non-U.S.	66	25	27	7	18
Structured finance - U.S.	12	27	22	24	7
Structured finance - non-U.S.	15	1	6	9	—
Total PVP	$289	$214	$179	$168	$141

Non-GAAP operating income reconciliation:
Net income (loss)	$730	$881	$1,056	$1,088	$808
Less pre-tax adjustments:
Realized gains (losses) on investments	40	(30)	(27)	(56)	56
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	43	36	505	687	(49)
Fair value gains (losses) on CCS	(2)	0	27	(11)	10
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	57	(33)	(15)	(21)	(1)
Total pre-tax adjustments	138	(27)	490	599	16
Less tax effect on pre-tax adjustments	(69)	13	(144)	(158)	(9)
Non-GAAP operating income	$661	$895	$710	$647	$801

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income (net of tax provision of $6, $7, $4, $84 and $102)	$11	$12	$11	$156	$192

Non-GAAP operating income per diluted share reconciliation:
Net income (loss) per diluted share	$5.96	$6.56	$7.08	$6.26	$4.30
Less pre-tax adjustments:
Realized gains (losses) on investments	0.33	(0.23)	(0.18)	(0.32)	0.30
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.35	0.27	3.39	3.95	(0.26)
Fair value gains (losses) on CCS	(0.02)	0.00	0.18	(0.06)	0.05
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.46	(0.25)	(0.10)	(0.12)	(0.01)
Total pre-tax adjustments	1.12	(0.21)	3.29	3.45	0.08
Less tax effect on pre-tax adjustments	(0.57)	0.09	(0.97)	(0.92)	(0.06)
Non-GAAP operating income per diluted share	$5.41	$6.68	$4.76	$3.73	$4.28

Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$0.10	$0.10	$0.07	$0.90	$1.03

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Assured Guaranty Ltd.
Summary of GAAP to Non-GAAP Reconciliations(1) (2 of 2)
(dollars in millions, except per share amounts)

	As of December 31,
	2017	2016	2015	2014	2013
Adjusted book value reconciliation:
Shareholders' equity	$6,839	$6,504	$6,063	$5,758	$5,115
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(146)	(189)	(241)	(741)	(1,447)
Fair value gains (losses) on CCS	60	62	62	35	46
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	487	316	373	523	236
Less taxes	(83)	(71)	(56)	45	306
Non-GAAP operating shareholders' equity	6,521	6,386	5,925	5,896	5,974
Pre-tax adjustments:
Less: Deferred acquisition costs	101	106	114	121	124
Plus: Net present value of estimated net future revenue	146	136	169	159	214
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,966	2,922	3,384	3,461	3,791
Plus taxes	(512)	(832)	(968)	(960)	(1,070)
Non-GAAP adjusted book value	$9,020	$8,506	$8,396	$8,435	$8,785

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax (provision) benefit of $(2), $4, $11, $20 and $103)	$5	$(7)	$(21)	$(37)	$(190)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $3, $12, $22, $33, and $134)	$(14)	$(24)	$(43)	$(60)	$(248)

Adjusted book value per share reconciliation:
Shareholders' equity per share	$58.95	$50.82	$43.96	$36.37	$28.07
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1.26)	(1.48)	(1.75)	(4.68)	(7.94)
Fair value gains (losses) on CCS	0.52	0.48	0.45	0.22	0.25
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	4.20	2.47	2.71	3.30	1.29
Less taxes	(0.71)	(0.54)	(0.41)	0.29	1.68
Non-GAAP operating shareholders' equity per share	56.20	49.89	42.96	37.24	32.79
Pre-tax adjustments:
Less: Deferred acquisition costs	0.87	0.83	0.83	0.76	0.68
Plus: Net present value of estimated net future revenue	1.26	1.07	1.23	1.00	1.17
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	25.56	22.83	24.53	21.86	20.81
Plus taxes	(4.41)	(6.50)	(7.02)	(6.07)	(5.87)
Non-GAAP adjusted book value per share	$77.74	$66.46	$60.87	$53.27	$48.22

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity per share	$0.03	$(0.06)	$(0.15)	$(0.24)	$(1.04)

Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value per share	$(0.12)	$(0.18)	$(0.31)	$(0.39)	$(1.36)

1)	Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Net Par Outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts as a result of loss mitigation strategies, including securities the Company has purchased for loss mitigation purposes that are held in the investment portfolio.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Statutory Net Par and Net Debt Service Outstanding. Under statutory accounting, net par and net debt service outstanding would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information is obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2017.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Regulated Utility Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of credit default swap obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which include excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities (TruPS). These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

Insurance Securitization Obligations are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Financial Products Business is how the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by Assured Guaranty Municipal Holdings Inc. (AGMH) that the Company did not acquire when it purchased AGMH in 2009 from Dexia SA and that is being run off. That line of business was comprised of AGMH's GICs business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. Assured Guaranty is indemnified by Dexia SA and certain of its affiliates against loss from the former Financial Products Business.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Other Structured Finance Obligations are obligations backed by assets not generally described in any of the other described categories.

Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs define each non-GAAP financial measure disclosed by the Company and describe why it is useful. To the extent there is a directly comparable GAAP financial measure, a reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Non-GAAP operating income: Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

4)    Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)    Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value: Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)    Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)    Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)    Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of AOCI (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)    Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)    Addition of the net present value of estimated net future revenue on non-financial guaranty contracts. See below.

3)    Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Non-GAAP Financial Measures (continued)

Non-GAAP Operating Return on Equity (Non-GAAP Operating ROE): Non-GAAP operating ROE represents non-GAAP operating income for a specified period divided by the average of non-GAAP operating shareholders’ equity at the beginning and the end of that period. Management believes that non-GAAP operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use non-GAAP operating ROE, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Quarterly and year-to-date non-GAAP operating ROE are calculated on an annualized basis. Non-GAAP operating ROE, adjusted for FG VIE consolidation, is one of the key management financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Net Present Value of Estimated Net Future Revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for non-financial guaranty insurance contracts. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s non-financial guaranty insurance contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@agltd.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@agltd.com

Andre Thomas
Managing Director, Equity Investor Relations
(212) 339-3551
athomas@agltd.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@agltd.com